HAWKINS, DELAFIELD & WOOD

                         67 Wall Street, New York 10005





                               February 10, 2003


First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

        Re:  First Investors New York Insured Tax Free Fund, Inc.
             ----------------------------------------------------

Gentlemen:

     We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors New York Insured Tax Free Fund, Inc. and the related Prospectus and Statement of Additional Information.

                                        Very truly yours,

                                        /s/ Hawkins, Delafield & Wood

                                        Hawkins, Delafield & Wood